Exhibit 99.2

ICT Group, Inc.

Reconciliation Tables for Investor Presentation on November 8, 2005

About Non-GAAP Financial Measures

Management uses certain non-GAAP measures of financial performance. These non-GAAP measures include adjusted net income, EBITDA, adjusted EBITDA, adjusted operating income, adjusted diluted earnings per share and net debt. Net debt is a metric used to provide an overall assessment of the Company’s debt situation and is calculated by taking amounts outstanding under its Credit Facility ($38 million at September 30, 2005) less cash and cash equivalents ($10 million at September 30, 2005). Reconciliation tables for the other non-GAAP measures are presented below.

Adjusted Net Income and Adjusted Diluted Earnings per Share

The following table shows a reconciliation of net income to adjusted net income. The calculation of adjusted diluted earnings per share is also shown. Management uses these measurements to evaluate the profitability of the business. The adjusted net income and adjusted diluted earnings per share excludes the effects of litigation costs (recoveries) and restructuring charges (reversals) as well as certain tax adjustments.

(in thousands) (unaudited)	12/31/2003	3/31/2004	6/30/2004	9/30/2004	LTM Total	12/31/2004	3/31/2005	6/30/2005	9/30/2005	LTM Total
For the fiscal quarters ended:
Net income (loss), as reported	$2,680	$224	$350	$276	$3,530	$(3,543)	$1,064	$1,744	$5,472	$4,737
Addback:
Litigation costs (recoveries)	(3,001)	560	445	887	$(1,109)	8,446	477	91	(4,064)	$4,950
Restructuring charge (reversal)	(94)				$(94)
Tax effect of litigation costs (recoveries), restructuring charge (reversals) and income tax adjustments	1,399	(184)	(146)	(293)	$776	(2,995)	(143)	(27)	873	$(2,292)

Adjusted net income	$984	$600	$649	$870	$3,103	$1,908	$1,398	$1,808	$2,281	$7,395
Shares used to compute diluted earnings per share	12,938	12,953	12,918	12,849		12,873	12,911	12,897	12,981

Adjusted diluted earnings per share	$0.08	$0.05	$0.05	$0.07	$0.24	$0.15	$0.11	$0.14	$0.18	$0.57

Adjusted Operating Income

The following table shows a reconciliation of net income to operating income and adjusted operating income. Management uses these measurements to evaluate the profitability of the business. The adjusted income excludes the effects of litigation costs (recoveries) and restructuring charges (reversals).

(in thousands) (unaudited)	12/31/2003	3/31/2004	6/30/2004	9/30/2004	LTM Total	12/31/2004	3/31/2005	6/30/2005	9/30/2005	LTM Total
For the fiscal quarters ended:
Net income (loss), as reported	$2,680	$224	$350	$276	$3,530	$(3,543)	$1,064	$1,744	$5,472	$4,737
Addback:
Income tax provision (benefit)	1,320	111	173	136	1,740	(2,054)	456	748	1,632	782
Interest expense, net	337	294	325	451	1,407	524	487	659	656	2,326

Operating income	$4,337	$629	$848	$863	$6,677	$(5,073)	$2,007	$3,151	$7,760	$7,845
Addback:
Litigation costs (recoveries)	(3,001)	560	445	887	(1,109)	8,446	477	91	(4,064)	4,950
Restructuring charge (reversal)	(94)	—	—	—	(94)	—	—	—	—

Adjusted operating income	$1,242	$1,189	$1,293	$1,750	$5,474	$3,373	$2,484	$3,242	$3,696	$12,795

EBITDA and Adjusted EBITDA

EBITDA is commonly defined as Earnings before Interest, Taxes, Depreciation and Amortization. Management believes that Adjusted EBITDA is a meaningful indicator of profitability for the business. Adjusted EBITDA excludes from EBITDA the effects of special charges (reversals).

Adjusted EBITDA, as presented, is supplemental information and is not presented and should not be considered in isolation, or as a substitute for ICT’s consolidated financial information presented under GAAP. There are potentially different definitions of EBITDA and ICT’s definition may differ from other definitions.

The reconciliation of net income to EBITDA and Adjusted EBITDA is as follows:

(in thousands)

For fiscal years:	1994	1995	1996	1997	1998	1999
Net income (loss), as reported	$898	$1,570	$(7,517)	$2,672	$2,427	$4,745
Addback:
Interest expense, net	511	833	180	(398)	406	801
Income tax provision or benefit	—	—	(2,998)	1,708	1,549	3,033
Depreciation and Amortization	1,243	1,877	2,792	3,560	5,667	8,004

EBITDA	$2,652	$4,280	$(7,543)	$7,542	$10,049	$16,583

Addback:
Charge related to stock compensation at time of IPO	—	—	12,690	—	—	—
Restructuring charge (reversals)	—	—	—	—	—	—
Client claim	—	—	—	—	—	—
Litigation costs	—	—	—	—	—	—
Writeoff of deferred offering costs	—	—	—	—	—	—

Adjusted EBITDA	$2,652	$4,280	$5,147	$7,542	$10,049	$16,583

(in thousands)

For fiscal years:	2000	2001	2002	2003	2004
Net income (loss), as reported	$6,729	$7,978	$2,968	$(1,144)	$(2,693)
Addback:
Interest expense, net	1,207	1,079	828	1,183	1,594
Income tax provision or benefit	4,302	4,506	1,398	(856)	(1,634)
Depreciation and Amortization	9,621	11,279	15,443	17,855	17,822

EBITDA	$21,859	$24,842	$20,637	$17,038	$15,089

Addback:
Charge related to stock compensation at time of IPO	—	—	—	—	—
Restructuring charge (reversals)	—	—	8,894	(686)	—
Client claim	—	—	1,409	—	—
Litigation costs	—	—	1,673	4,693	10,338
Writeoff of deferred offering costs	—	—	581	—	—

Adjusted EBITDA	$21,859	$24,842	$33,194	$21,045	$25,427